UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 2, 2011
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Date of Report (Date of earliest event reported)

Con-way Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-5046	94-1444798
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2211 Old Earhart Road, Ann Arbor, Michigan 48105
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(Address of principal executive offices)
(zip code)

Registrant's telephone number, including area code:
(734) 994-6600
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On August 2, 2011, Con-way Inc. (“Con-way”) entered into an amendment (the “First Amendment”) to the Credit Agreement dated as of November 4, 2010 (“Revolving Facility”) with certain of its subsidiaries, each of the lenders named therein and PNC Bank, National Association, as administrative agent for the lenders.

The First Amendment extends by approximately 21 months the term of the Revolving Facility by changing the “Termination Date” (as defined therein) from November 14, 2014 to August 2, 2016.  The First Amendment also lowers Con-way’s cost of borrowing by amending the pricing grid to reduce the cost of utilizing the Revolving Facility. The availability provided to Con-way under the Revolving Facility is unchanged by the First Amendment, and remains $325 million.

The Revolving Facility continues to be guaranteed by certain of Con-way's material domestic subsidiaries pursuant to a Subsidiary Guaranty Agreement. The First Amendment amends that Subsidiary Guaranty Agreement to reflect certain clarifying changes.

The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 8.01  OTHER EVENTS

Also on August 2, 2011, Con-way issued a press release announcing that it had entered into the First Amendment.  A copy of the press release is filed with this report as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement and Subsidiary Guaranty Agreement.
99.1	Press Release dated August 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Con-way Inc.
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(Registrant)

August 2, 2011             /s/ Stephen K. Krull
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                                       Stephen K. Krull
                                       Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement and Subsidiary Guaranty Agreement.
99.1	Press Release dated August 2, 2011.